UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2013

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Copies to: Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

Effective January 11, 2013, John O’Connor was elected to the board of directors of Las Vegas Railway Express, Inc. Mr. O’Connor, 58, is Chairman of J.H. Whitney Investment Management, LLC, a position he has held since January 2005. From January 2009 to March 2011, Mr. O’Connor also served as Chief Executive Officer of Tactronics Holdings, LLC a Whitney Capital Partners portfolio Holding Company that provided tactical integrated electronic systems to U.S. and foreign military customers  as well as composite armor solutions for military vehicles through its Armostruxx division. held company that provides tactical integrated electronic systems to the military, civil service, Homeland Security and manufacturing markets). Previously, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc. (part of the investment manager arm of JP Morgan), Chairman of JP Morgan Incubator Strategies, Inc. (a hedge fund investment arm of JP Morgan) and an Executive Partner of JP Morgan Partners (a private equity firm) and responsible for all proprietary and client Hedge Fund and Fund of Fund activities of JP Morgan, in addition to his responsibilities as a Senior Private Equity Manager. He was also a member of the Risk Management Committee of JP Morgan Chase, which is responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and an MBA degree from Columbia University Graduate School of Business. Mr. O’Connor serves as a special consultant in a pro-bono capacity for the U.S. Department of Defense and is an appointed special consultant to the Department of Defense Business Board. He is a member of the Senior Advisors Panel of both the United States European Command and the United States Southern Command and a member of the Highland Forum which supports the Under Secretary of Defense for Intelligence. Mr. O’Connor also serves on the boards of the Fund for the City of New York (an organization which develops and helps implement innovations in policy, programs, practices and technology in order to advance the functioning of government and nonprofit organizations) and The Animal Care and Control Center in the City of New York as well as North Carolina Outward Bound. He is a trustee of the China Institute (the oldest institution in America focused on the U.S.—China relationship). Olin director since 2006; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. O’Connor has been a director of Olin Corporation since 2006, where he is a member of the Audit Committee and the Directors and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: January 17, 2013	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer